Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266089 and 333-266091) of ADTRAN Holdings, Inc. of our report dated March 10, 2022 relating to the financial statements of ADVA Optical Networking SE, which appears in this Current Report on Form 8-K/A.

Munich, Germany

September 30, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/Jürgen Schumann /s/ppa. Ralph Jakobi

Jürgen Schumann ppa. Ralph Jakobi

Wirtschaftsprüfer Wirtschaftsprüfer

(German Public Auditor) (German Public Auditor)

10